UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

PERF-GO GREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141054	20-3079717
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

12 East 52nd Street, 4th Floor New York, New York 10022
(Address of principal executive offices) (zip code)

(212) 935-3550
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 6, 2009, Perf-Go Green Holdings, Inc. (the “Company”) and its various Noteholders including, Dr. Sadah and Ms. Dror, Bhansali Equities, Semper Gestion, E.G.G. Pension, Whalehaven Capital LP (“Whalehaven”), Brio Capital and Excalibur Special Opportunity Fund LP  entered into a debt conversion agreement (the “Debt Conversion Agreement”).  Pursuant to the Debt Conversion Agreement, all Noteholders agreed to convert the aggregate principal amount of $2,565,471.25 and accrued interest of $179,695.12 of its indebtedness into 27,451,664 restricted shares of common stock of the Company.

The foregoing description of the Debt Conversion Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to these agreements which are attached as exhibits to this Current Report and are incorporated into this Item by reference.

Item 8.01  Other Events

See Item 1.01 above

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

      10.10                      Debt Conversion Agreement dated November 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perf-Go Green Holdings, Inc.

Dated: November 6, 2009	By:/s/Anthony Tracy
Name: Anthony Tracy
Title: Chief Executive Officer